UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2021

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the Board of Directors (the “Board”) of Cars.com Inc. (the “Company”) appointed Doug Miller to serve as the Company’s President and Chief Commercial Officer, effective January 1, 2022. In connection with the promotion, the Board increased Doug's base salary to $500,000 effective January 1 and his annual performance bonus target to 110% of base salary. The Board confirmed Alex Vetter’s continued role as Chief Executive Officer.

Doug, age 50, served as Chief Revenue Officer of the Company since August 2018. Doug has extensive experience building digital media and ecommerce businesses, and leading large go-to-market teams. Doug served as Global Vice President at Expedia, where he started their travel advertising platform, Expedia Media Solutions. He also served as Chief Revenue Officer at online consumer marketplace LivingSocial, where he helped grow the company from a small start-up to a global enterprise with nearly $2 billion in sales. More recently and into 2017, Doug was the Chief Executive Officer of Chatbox, an early-stage conversational commerce platform company. In the year prior to joining the Company, he consulted on new markets for BlackSky, a leading provider of real-time geospatial intelligence. Doug holds a B.A. from Hamilton College.

There are no transactions or relationships involving Mr. Miller that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cars.com Inc.

Date:	December 9, 2021	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer